CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Majestic Oil & Gas Inc. (the "Company") on Form 10-KSB/A for the year ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Patrick Montalban, Chief Executive Officer and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Patrick Montalban
Chief Executive Officer
Chief Financial Officer

November 10, 2008

A signed original of this written statement required by Section 906 has been provided to Majestic Oil & Gas, Inc. and will be retained by Majestic Oil & Gas, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.